Exhibit 9
Form 10-SB
New Horizon Education, Inc.

         AMENDED AND RESTATED ARTICLES OF INCORPORATION

                               OF

                   NEW HORIZON EDUCATION, INC.


Pursuant  to  Section  16-10a-1007 of the Utah  Revised  Business

Corporation  Act,  NEW  HORIZON EDUCATION, INC.  (the  "Company")

adopts the following Amendment and Restatement of its Articles of

Incorporation by stating the following:

FIRST:     The  present  name  of  the  Company  is  New  Horizon

Education, Inc.

SECOND:   The following Amendment and Restatement of its Articles

of Incorporation were adopted by majority vote of shareholders of the Company on December 26, 2000 in the manner prescribed by Utah law:

         AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF
                   NEW HORIZON EDUCATION, INC.

                            ARTICLE I

The name of the Company is:  New Horizon Education, Inc.

                           ARTICLE II

The Company is organized to engage in any lawful acts, activities and pursuits for which a corporation may be organized under the Utah Revised Business Corporation Act.

                           ARTICLE III

The Company is authorized to issue one class of stock to be designated as "Common Stock". The total number of shares of Common Stock the Company is authorized to issue is One Hundred
Million (100,000,000) shares with no par value.

     Terms of Common Stock.

1.   Voting  Rights.  Except as otherwise expressly  provided  by law or in this Article III, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the Company, and shall not have the right to cumulative voting in the election of directors or for any other purpose.
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2.   Liquidation Rights.  Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Common Stock, and after payment or provision for payment of the debts and other liabilities of the Company, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of stock then outstanding shall be entitled to receive all of the assets and funds of the Company remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Stock, on a pro-rata basis, according to the number of shares of Common Stock held by them.

2. Dividends. Dividends may be paid on the outstanding shares of Common Stock as and when declared by the Board of Directors, out of funds legally available therefore.

3.   Residual  Rights.   All rights accruing to  the  outstanding
     shares of the Company not expressly provided for to the contrary herein or in the Company's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.

The Board of Directors of the Company may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price has been paid, shall not be subject to assessment to pay the debts of the corporation.

                           ARTICLE IV

The Company shall not be governed by the terms and provisions of Title 61, Chapter 6, the "Control Shares Acquisitions Act" of the Utah Code by invoking Section 6, the "Optional Exemption", of that act, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                            ARTICLE V

The Company shall not be governed by the terms and provisions  of
Section 16-10a-1704, the "Saving Provisions", of the Utah Revised Business Corporation Act, as the same may be amended, superseded, or replaced by any successor section, statute, or
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  provision; whereby, corporations incorporated prior to July  1,
1992 may not take action without unanimous written consent of all shareholders entitled to vote. The Company expressly invokes the provisions of Section 16-10a-704, "Action Without A Meeting", of the Utah Revised Business Corporation Act, as the same may be amended, superseded, or replaced by any successor section, statute, or provision; whereby, corporations may take any action
which  may  be  taken  at  any  annual  or  special  meeting   of
shareholders "without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted."

                           ARTICLE VI

The address of the registered office of the Company is 2250 West Center Street, Springville, Utah 84663, the name of the Company's registered agent at such address is Steven L. White. The above named registered agent acknowledges and accepts his appointment as registered agent of the Company as designated herein s/ Steven
L. White. Either the registered office or the resident agent may be changed in the manner provided by law.

                           ARTICLE VII

The management of the affairs, property and interest of the Company shall be vested in a Board of Directors.

     (a) The number of directors constituting the board shall be three (3) in number, provided, however, that the number of directors may be changed from time to time by a provision of the bylaws, but in no event shall the number of directors be less than three (3) nor more than five (5).

     (b) The following shall be the names and addresses of the persons who shall serve as directors until the next annual meeting of the shareholders or until their successors are duly elected and qualified:

          Name                Address

          Steve L. White         2250 W. Center Street,
                                 Springville, UT  84663

          Angela G. White        2250 W. Center Street,
                                 Springville, UT  84663

          Loretta Jean Hullinger 2250 W. Center Street,
                                 Springville, UT  84663

                          ARTICLE VIII

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, no director of this Company shall be liable to the Company or to its shareholders for monetary damages for any action taken, or any failure to take any action, as a director.
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                           ARTICLE IX

The Company shall indemnify to the fullest extent allowable under the Utah Revised Business Corporation Act, any and all persons who may serve at any time as directors or officers of the Company, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, or suit which may be asserted against or any of them, by reason of being or having been directors or officers of the Company. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

THIRD:     The  number of shares of the corporation's outstanding

common  stock as of the record date entitled to vote at the  time of the adoption of said amendment and restatement was 2,906,863.

FOURTH:    The  number  of shares voted for  such  amendment  and

restatement was 2,547,509 or 87.64%, which represents a  majority sufficient for approval.  The number of shares voted against  the amendment and restatement was zero.


DATED:  December 26, 2000

                                   NEW HORIZON EDUCATION, INC.

                                   By:       /s/ Steven L. White,
                                   Steven L. White, President

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